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Exhibit 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Reports First Quarter Results

        DENVER, Colorado, June 9, 2004—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenue of $198.2 million, operating income of $6.4 million and net loss to common stockholders of $7.1 million, or $0.03 per share, for the quarter ended April 30, 2004. These results compare to revenue of $161.9 million, operating income of $10.4 million and net loss to common stockholders of $15.6 million, or $0.79 per share, for the first quarter of the prior year.

        Operating income for the current year reflects a charge for restructuring manufacturing operations in Spain of $3.4 million and asset impairment charges of $0.7 million. The accrual of preferred stock dividends in arrears of $3.3 million for the quarter is also reflected in the net loss to common stockholders.

        Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization, and minority interest, adjusted for certain items management believes should be excluded in order to reflect recurring operating performance including restructuring charges, executive severance, stock compensation expense, and asset impairment charges), a measure of core business cash flow, was $17.9 million for the first quarter compared to $14.8 million for the first quarter of the prior year.

        Chief Executive Officer, Marcello Bottoli, stated: "The improved financial results are the direct result of increased sales and the Company's cost structure improvement efforts. With the outstanding support of our major investors, the Company has taken another major step in recapitalizing the Company by completing the Senior Subordinated Notes refinancing. I look forward to focusing on business growth opportunities and to continued improvement in the Company's operations."

        Richard Wiley, Chief Financial Officer, commented: "The Company's first quarter sales and Adjusted EBITDA improved significantly from the prior year which was adversely affected by the beginning of the Iraq conflict and the SARS outbreak. Worldwide travel statistics are much improved and a substantial economic recovery is underway in the U.S. The Company's European operations are improved from the first quarter of last year but are still subject to a slow European economy. Asian operations seem to be fully recovering and resuming satisfactory growth rates."

        Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 10:00 a.m. Eastern Daylight Time on Thursday, June 10, 2004. Investors and interested members of the public are invited to listen to the discussion. The dial-in phone number is (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 7877458. The leader of the call is Marcello Bottoli. If you cannot attend this call, it will be played back through Friday, June 25, 2004. The playback number is (800) 642-1687 in the U.S./Canada and (706) 645-9291 for international calls, and the conference ID # is 7877458.

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN®, LACOSTE® and SAMSONITE® black label.

        A summary of the Company's calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities, and a summary of the Company's earnings (losses) under generally accepted accounting principles are attached as part of this release. The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, executive severance and stock compensation expense and to include realized currency hedge gains and losses ("Adjusted EBITDA"), provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company. Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, and restructuring charges and expenses and stock compensation expense, and should not be considered in isolation to or as a substitute for other measures of performance. Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and senior redeemable preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," "estimate," "intend," "plan" and "expect" and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; the spread of the SARS disease or other events which affect travel levels; armed conflicts in the Middle East and other regions; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Corporation Earnings and Adjusted EBITDA Summary
April 30, 2004 and 2003
(in thousands, except per share data)

	Three months ended April 30,
	2004	2003
Net revenue	$198,194	161,901
Cost of goods sold	109,263	89,652

Gross profit	88,931	72,249
Selling, general and administrative expenses	77,914	61,510
Amortization of intangible assets	590	322
Asset impairment charge	671	—
Provision for restructuring operations	3,390	—

Operating income	6,366	10,417
Interest expense	(9,781)	(11,789)
Interest income and other income (expense), net	1,708	(224)

Loss before income taxes, and minority interest	(1,707)	(1,596)
Income tax expense	(1,103)	(2,177)
Minority interest in (earnings) loss of subsidiaries	(915)	(214)

Net loss	(3,725)	(3,987)
Redeemable preferred stock dividends and accretion of preferred stock discount	(3,330)	(11,631)

Net loss to common stockholders	$(7,055)	(15,618)

Loss to common stockholders per share—assuming dilution	$(0.03)	(0.79)

Weighted average shares outstanding	224,705	19,866

Summary of Adjusted EBITDA Calculation
Operating income (loss)	$6,366	10,417
Depreciation expense	4,795	4,490
Amortization and impairment of intangible assets	590	322
Asset impairment, restructuring charges and former chief executive officer severance expenses	5,554	—
Stock compensation expense	445	—
Realized gains on foreign currency forward contracts	151	(386)

Adjusted EBITDA	$17,901	14,843
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Restructuring related expenses, not previously accrued	—	—
Cash provided (used) by changes in operating assets and liabilities	9,337	(4,805)
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	570	509
Provision for doubtful accounts	317	—
Pension and other post-retirement plan losses (gains)	822	219
Other, net	(231)	132
Income (expense) excluded from Adjusted EBITDA
Interest income	96	89
Interest expense	(9,781)	(11,789)
Income tax expense	(1,103)	2,177)
Minority interest in earnings of subsidiaries	(915)	214)
Other income (expense) items, net	(1,441)	(1,964)

Net cash provided by (used in) operating activities	$15,572	(5,157)

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Samsonite Reports First Quarter Results